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                             NEUMAN & DRENNEN, LLC
                               Attorneys at Law
                              TEMPLE-BOWRON HOUSE
                               1507 PINE STREET
                            BOULDER, COLORADO 80302
                           Telephone: (303) 449-2100
                           Facsimile: (303) 449-1045


                                  May 1, 2000



iGeniSys, Inc.
654 North Belt East, Suite 310
Houston, Texas  77060

     Re:  S.E.C. Registration Statement on Form SB-2

Ladies and Gentlemen:

     We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Registration Statement to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by iGeniSys, Inc., a Colorado corporation, (the "Company") in connection with the offering of up to 4,455,291 shares of its Common Stock, $.001 par value, as proposed and more fully described in such Registration Statement.

     We further consent to the reference in such Registration Statement to our having given such opinions.

                              Sincerely,



                              Clifford L. Neuman

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